As filed with the Securities and Exchange Commission on September 17, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SILVER BAY RESOURCES INC.
             (Exact name of Registrant as Specified in its Charter)

            Nevada                                 1000                             26-2801338
(State or other jurisdiction of        (Primary Standard Industrial               (IRS Employer
 incorporation or organization)         Classification Code Number)             Identification No.)

                               4133 Stanford Ave.
                               Dallas, Texas 75225
                             Telephone 214-368-7746
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Corporate Services of Nevada
                            502 North Division Street
                           Carson City, Nevada, 89703
                             Telephone 775-684-5708
            (Name, address, including zip code, and telephone number,
                    including area code of Agent for Service

                         Copies of all communication to:

                        Ms. Diane Dalmy, Attorney at Law,
                             8965 W. Cornell Place,
                            Lakewood, Colorado 80227
                             Telephone: 303-985-9324
                             Facsimile 303-988-6954

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be             Amount to be     Price Per       Offering      Registration
 Registered           Registered       Share (1)      Price (1)          Fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value(2)    10,000,000        $0.001         $10,000          $0.39*
--------------------------------------------------------------------------------
Total Registration Fee                                 $10,000          $0.39*
================================================================================
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus upon conversion of outstanding secured convertible debentures. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions
*    Estimate amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2008

                                   PROSPECTUS

                            SILVER BAY RESOURCES INC.
                        10,000,000 SHARES OF COMMON STOCK

The selling stockholder named in this prospectus is offering 10,000,000 shares of common stock of Silver Bay Resources Inc. at a par value $0.001 per common share. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of par value $0.001 per common share and an offering period of four months from the date of this prospectus. This is a fixed price for the duration of the offering. The Selling stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder.
Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $65,000. Silver Bay Resources Inc. will pay these expenses.

                   This Prospectus is dated September 16 2008.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                            13

USE OF PROCEEDS                                                              14

DETERMINATION OF OFFERING PRICE                                              14

DILUTION                                                                     14

SELLING SECURITY HOLDER                                                      14

PLAN OF DISTRIBUTION                                                         14

DESCRIPTION OF SECURITIES TO BE REGISTERED                                   16

INTERESTS OF NAMED EXPERTS AND COUNSEL                                       17

INFORMATION WITH RESPECT TO THE REGISTRANT                                   17

DESCRIPTION OF BUSINESS                                                      17

MANAGEMENTS DISCUSSION AND ANALYSIS                                          21

DIRECTORS AND EXECUTIVE OFFICERS                                             22

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                              23

FINANCIAL STATEMENTS                                                        F-1

                              SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to Silver Bay Resources Inc.

CORPORATE BACKGROUND AND INFORMATION

                            SILVER BAY RESOURCES INC.

Silver Bay Resources Inc., also referred to herein as Silver Bay Resources, or Silver Bay, was organized under the laws of the State of Nevada on June 12, 2008 to explore mineral properties in North America.

Silver Bay Resources Inc., which is also referred to herein as Silver Bay Resources, or Silver Bay, is engaged in the exploration for silver and other minerals. The Company has staked one Mineral Titles Online (MTO) mineral claim containing 12 cell claim units totaling 248.686 hectares on the shore of Jervis Inlet on Deserted Bay, approximately 100 km northwest of Vancouver, BC, and 65 km north of Sechelt, BC. We refer to these mining claims as the Silver Bay Property.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Silver Bay's financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located 4133 Stanford Ave. Dallas, Texas 75225 USA. Our telephone number is 214-368-7746.

THE OFFERING

Securities offered                     10,000,000 shares of common stock

Selling stockholder                    Donald Gardner

Offering price                         $0.001 per share

Shares outstanding prior to the
offering                               22,000,000 shares of common stock

Shares to be outstanding after the
offering                               22,000,000 shares of common stock

Use of proceeds                        Silver Bay Resources Inc. will not
                                       receive any proceeds from the sale of the common stock by the selling stockholder

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

      CONSOLIDATED STATEMENTS OF INCOME
                                                            Period Ended
                                                            July 31, 2008
                                                            -------------

      Revenues                                               $         0
      Operating expenses                                     $    81,440
      Net loss from operations                               $   (81,440)
      Net loss before taxes                                  $   (81,440)
      Loss per share - basic and diluted                     $    (0.004)
      Weighted average shares
      outstanding basic and diluted                           22,000,000


      BALANCE SHEET DATA
                                                          At July 31, 2008
                                                          ----------------

      Cash and cash equivalents                              $         0
      Total current assets                                   $         0
      Stockholders' deficiency                               $    22,000
      Additional paid-in capital                             $    (2,000)
      Total assets                                           $         0
      Total liabilities                                      $    61,440
      Deficit accumulated during exploration period          $   (81,440)
      Total stockholders' equity                             $         0

                                  RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on June 12, 2008 to the audited period ended on July 31, 2008 the Company has not generated any revenue. Rather, the Company incurred a net loss of $81,440 as of the audited period ended July 31, 2008. The Company does not currently have any revenue producing operations. The Company is not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $29,925 to complete the first phase of our exploration program and $334,925 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AND INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception of June 12, 2008 to the audited period ended on July 31, 2008, we incurred a net loss of $81,440 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD AND COPPER MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for silver or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL BECAUSE MR. DONALD R. GARDNER, OUR SOLE OFFICER AND DIRECTOR, DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

Mr. Donald R. Gardner, our President and a Director of the Company, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. He lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE CONTROLLED BY MR. DONALD R. GARDNER, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Donald R. Gardner, our sole Executive Officer and Director, will beneficially own approximately 55% of our issued and outstanding common stock. Mr. Gardner will exercise control over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. DONALD R. GARDNER, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Donald R. Gardner, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Gardner will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Gardner's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Donald R. Gardner makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Gardner in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Gardner, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

WE ARE CONTROLLED BY MR. DONALD R. GARDNER, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THE COMPANY MAY LACK THE ABILITY TO SUCCESSFULLY IMPLEMENT ITS GROWTH PLANS.

Mr. Donald R. Gardner, our sole Executive Officer and Director, has no career experience related to mining and mineral exploration. Accordingly, Mr. Gardner may be unable to successfully operate and develop our business. We cannot guarantee that we will overcome this obstacle. There may be additional risk to the Company in that Mr. Gardner may lack the ability to successfully implement growth plans given that the absence of an executive management team, and that all plans rely exclusively on the ability and management of Mr. Gardner, our Executive Officer and Director.

BECAUSE DONALD R. GARDNER, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Donald R. Gardner, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Gardner will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Mr. Gardner may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND COPPER, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND COPPER IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of silver and other minerals can fluctuate. The prices of silver and other minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of silver include the demand from consumers for products that use silver, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with a numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay close to $1,300 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended July 31, 2008 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL, IN ADDITION TO THE FINANCING AS REPORTED IN THIS REGISTRATION STATEMENT. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Silver Bay Resources will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 22,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict",
"potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,
     *    mining claims to be drilled,
     *    future earnings and cash flow,
     *    development projects,
     *    exploration prospects,
     *    drilling prospects,
     *    development and drilling potential,
     *    business strategy,
     *    expansion and growth of our business and operations, and
     *    our estimated financial information.

In evaluating these statements, you we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

                           USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

                        DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock or by negotiations in private transactions.

                                    DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

                            SELLING SECURITY HOLDER

Donald R. Gardner                      Chief Executive Officer,  Chief Financial
                                       Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Securities offered                     10,000,000 shares of common stock

Selling stockholder                    Donald Gardner

Offering price                         $0.001 per share

Shares outstanding prior to the
offering                               22,000,000 shares of common stock

Shares to be outstanding after the
offering                               22,000,000 shares of common stock

Use of proceeds                        Silver Bay Resources Inc. will not
                                       receive any proceeds from the sale of the common stock by the selling stockholder

                              PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at par value $0.001. The selling stockholder may use any one or more of the following methods when selling shares:

     *    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
     * an exchange distribution following the rules of the applicable exchange;
     *    privately negotiated transactions;
     * short sales that are not violations of the laws and regulations of any state of the United States;
     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and
     *    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $65,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on July 31, 2008, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 22,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of July 31, 2008 have been audited by MOORE & ASSOCIATES, Chartered, as set forth in its report. The financial statements have been included in reliance upon the authority of MOORE & ASSOCIATES, Chartered as experts in accounting and auditing.

Our Geology Report, entitled SILVER BAY PROPERTY, Oct 1 2007 referenced this prospectus has been prepared by K W Geiger PhD, PEng., PGeol. and James Laird, of Laird Exploration Ltd.

COUNSEL

Ms. Diane Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

                            DESCRIPTION OF BUSINESS

Silver Bay Resources Inc. was incorporated in the State of Nevada on June 12, 2008. Silver Bay Resources Inc., which is also referred to herein as Silver Bay Resources, or Silver Bay, is engaged in the exploration for silver and other minerals. The Company has staked one MTO mineral claim containing 12 cell claim units totaling 248.686 hectares on the shore of Jervis Inlet on Deserted Bay, approximately 100 km northwest of Vancouver, BC, and 65 km north of Sechelt, BC. We refer to these mining claims as the Silver Bay Property.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

Silver Bay Resources purchased the Silver Bay Property for USD $20,000.

ACCESS

The Silver Bay Property is located approximately 100 km northwest of Vancouver, BC. Access is by helicopter or float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

LAND STATUS, LOCATION AND ACCESS, TOPOGRAPHY

Land Status: the Silver Bay Property comprises one MTO mineral claim containing 12 cell claim units totaling 248.686 hectares. The property was originally staked, February 14, 2007.

     BC Tenure #     Work Due Date       Staking Date     Total Area (Ha.)
     -----------     -------------       ------------     ----------------
       551979        Feb 14, 2009       Feb. 14, 2007          248.686

Location and Access: the Silver Bay Property is located on the shore of Jervis Inlet on Deserted Bay, approximately 100 km northwest of Vancouver, BC, and 65 km north of Sechelt, BC. The area is presently accessible by boat, helicopter or float plane from the Sechelt Peninsula or Powell River. Several campsite locations with good water supplies can be found on or near the property. Supplies and services are available in Egmont or Pender Harbour.

Topography: the topography along Jervis Inlet extends from sea level to mountain peaks in excess of 2000 metres elevation. The known showings and workings on the Silver Bay Property are located near sea level. The climate is typical of the West Coast of BC, generally mild and wet overall with significant snowfall in the winter months. The summers are usually warm with less rainfall. Vegetation is a dense growth of coniferous forest, with cedar, fir, spruce, hemlock, alder and maple trees.

GEOLOGY OF THE MINERAL CLAIMS

Regional Geology: The Upper Jervis Inlet area is underlain by a variety of Jurassic to Tertiary granitic intrusives of the Coast Plutonic Complex, which intrude and metamorphose Jurassic to Lower Cretaceous sediments and volcanics of the Gambier Group. The Gambier Group hosts the 60 million tonne Britannia volcanogenic massive sulphide (VMS) copper, zinc, lead, silver, gold deposit on Howe Sound about 80 km to the southeast. The Silver Bay Property is underlain by metasediments and volcanics of the Gambier Group with zinc, lead, silver and copper mineralization in a geological setting similar to the Britannia Mine.

Property Geology: The property is underlain by Lower Cretaceous Gambier Group metamorphosed sediments and volcanics comprised of black argillaceous slate, intermediate to felsic flows and tuffs, and basic dykes. Mineralization consists of massive and disseminated pyrite, pyrrhotite, marcasite, sphalerite, galena, arsenopyrite and chalcopyrite associated with quartz-sericite alteration and intense silicification. Mineralization is exposed in a short adit on the shoreline and in a series of open-cuts nearby.

PREVIOUS WORK AND COST ESTIMATES OF EXPLORATION PROGRAMS

On the Silver Bay Property, prospectors explored two areas of mineralization by open-cuts and a short adit in the early 1900's. The Silver Bay Property was originally staked and explored in 1983 by James Laird and subsequently optioned to Newmont Exploration Ltd. A Newmont fieldwork program done in 1984 included prospecting, geological mapping, and soil geochemistry. No work has been done since this time.

The work by Newmont Exploration in 1984 included detailed geological mapping, which divided the Gambier Group rocks into six rock units. The units included green or black andesitic flows, phyllitic dacite, tuffaceous dacite, siliceous rhyodacite and black slate. Late basic dykes are also present. Mineralization is hosted within the siliceous rhyodacite and dacite units.

The Newmont soil geochemical survey showed corresponding silver, lead, zinc and copper anomalies persisting and strengthening uphill from the known showings. Maximum soil sample values were 1.7 ppm Ag, 783 ppm Pb, 1505 ppm Zn, and 165 ppm Cu. The geochemical anomalies are associated with the siliceous rhyodacite and dacite units, which continue to the northwest off of the property.

A proposed initial work program includes GPS-controlled geological mapping, blasting fresh rock samples of surface showings and trench workings, and prospecting. A geophysical grid survey (EM and magnetometer), additional soil geochemistry and staking more claims to the north and northwest should also be considered. Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting and rock sampling. Five days on site, two days travel, three days report preparation.

Senior Geologist - 10 days @ $750/day                                 $  7,500
Consultant/Project Manager - 10 days @ $500/day                       $  5,000
Blaster/Geological Assistant - 7 days @ $350/day                      $  2,450
Truck rental - 1000 km @ $ 0.75/km inclusive                          $    750
Boat Rental with fuel - 7 days@ $150.00/day                           $  1,050
Rock samples - 50 @ $50.00 per sample                                 $  2,500
BC Ferries                                                            $    300
Per Diem (with camp rental) - 21 man-days @ $125.00/day               $  2,625
Misc. sampling and field supplies                                     $    750
Report and reproduction costs                                         $  1,000
Subtotal                                                              $ 23,925
                                                                      --------

Management Fee @ 15%                                                  $  3,600
Contingency @ 10%                                                     $  2,400
                                                                      --------

NET TOTAL                                                             $ 29,925
                                                                      ========

PHASE 2

Construction of a 10 km cutline geophysical grid
(EM, Magnetometer), geochemical soil sampling,
staking additional claims.                                           $  75,000

PHASE 3

1000 metres of diamond drilling @ $100.00 per metre,
geological supervision, camp and supplies, transportation,
assays, report and other ancillary costs.                            $ 230,000
                                                                     ---------

TOTAL                                                                $ 334,925
                                                                     =========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are located at 4133 Stanford Avenue Dallas, Texas, 752245. Telephone 214-368-7746.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

            MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Silver Bay Property to determine whether there is any potential for copper, silver or other metals located on the properties that comprise the mineral claims. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the three phases of the recommended geological exploration program will cost approximately $29,925 $75,000 and $230,000 respectively. We had $Nil in cash reserves as of July 31, 2008.

The lack of cash
has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the next twelve months:

     * $1,300 to be paid to the British Columbia Provincial Government to keep the claims valid;
     * $29,925 in connection with the completion of Phase 1 of our planned geological work program;
     * $75,000 in connection with the completion of Phase 2 of our planned geological work program;
     *    $230,000 for Phase 3 of our planned geological work program; and
     * $65,000 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

The company has no cash as of July 31, 2008. The Company has incurred a net loss of $81,440 for the period from June 12, 2008 (inception) to July 31, 2008. Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of July 31, 2008 and has incurred expenses of $81,440 since inception.

Liabilities  are  made  up  of  current  and  long  term  liabilities.   Current
liabilities include accounts payable of $1,440 as of July 31, 2008. Long term liabilities are made up of a loan of $60,000 as of July 31, 2008. The company issued to the founders 22,000,000 common shares of stock for $20,000. As of July 31, 2008, there are Twenty-two Million (22,000,000) shares issued and outstanding at a value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES  AND   DISAGREEMENTS   WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

For the audited period ended July 31, 2008, we engaged Moore & Associates, Chartered Accountants and Advisors as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of trade accounts receivables and payables which are subject to normal credit risks.

                        DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Donald R. Gardner            Chief Executive  Officer,  Chief Financial Officer,
                             President,   Secretary,   Treasurer   and  Director
                             (Principal    Executive   Officer   and   Principal
                             Accounting Officer)

BIOGRAPHY OF DONALD R. GARDNER

Donald R. Gardner is a graduate of the University of North Texas, B.B.A in Business and Personnel Management. Mr. Gardner has spent the past thirty-two years as an entrepreneur in diverse areas of business both domestically in the US and internationally.

During Mr. Gardner's early career in the hospitality industry he personally owned and operated 33 restaurants and nightclubs. All restaurants were start-ups as opposed to acquisitions. The majority of Mr. Gardner's restaurant experience was in various segments of the "Casual Dining" restaurant niche. In conjunction with 25+ casual-themed restaurants Mr. Gardner has also owned and operated fast food outlets, catering operations and nightclubs.

Mr. Gardner transitioned from the restaurant industry to the gaming industry in the early 1990s. He began by investing in and operating small casinos in Blackhawk, Colorado and Eastern Europe. During this period Mr. Gardner was a licensed casino operator in the state of Colorado. Mr. Gardner was also involved in casino joint ventures with the Radisson Hotels in Sochi, Russia and Riga, Latvia. There was also a stand-alone casino in Bishkek, Kyrgyzstan.

Concurrent with maintaining interests in these operations Mr. Gardner acquired distributorships for code remediation from a San Francisco-based software company. Mr. Gardner marketed and sold the software services to Federal governments and large corporations throughout the US, Canada, France, England and Africa.

From 1999 - 2003 Mr. Gardner was a consultant for Caribe Gaming and Gaming Management Corporation, Inc. Mr. Gardner was responsible for the development, design and construction of two casino projects in Panama and one in Colombia along with numerous race and sports books in Mexico.

Mr. Gardner is currently involved in the construction business (specializing in restaurant construction) and software development. Mr. Gardner, along with his partner, has built over 400 restaurants in the US. Mr. Gardner is also involved in the early stage development of trading software with Trade Point Technologies. Mr. Gardner has served on numerous boards and committees of privately held corporations.

2. DIRECTORS

            Name                          Position
            ----                          --------
     Donald R. Gardner                  sole Director

See biography above.

                EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary  Compensation  Table

(All figures are in US dollars)

The following table sets forth the overall compensation earned in the fiscal year that will end December 31, 2008 by (1) each person who served as the principal executive officer of the Company for fiscal year 2008; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2008 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of July 31, 2008.


                                                                    Non-Equity      Nonqualified
 Name and                                                           Incentive         Deferred
 Principal     Fiscal                        Stock       Option        Plan         Compensation     All Other          Total
 Position       Year   Salary($)  Bonus($)  Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Compensation($)
 --------       ----   ---------  --------  ---------   ---------  ---------------   -----------   ---------------  ---------------
Donald R.       2008      Nil       Nil        Nil         Nil          Nil              Nil             Nil              --
Gardner
Chief Executive
Officer, Chief
Financial Officer,
President, Secretary,
Treasurer and
Director (Principal
Executive Officer
and Principal
Accounting Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of July 31, 2008, there were Twenty Two Million (22,000, 000) shares of common stock issued and outstanding.

(1) This table is based on Twenty Two Million (22,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

       Name & Address of Owner                Amount and Nature of               Percentage of Class
     And Position if Applicable               Beneficial Ownership       Before Offering       After Offering
     --------------------------               --------------------       ---------------       --------------
Donald R. Gardner                                22,000,000                    100%                  55%
Chief Executive Officer, Chief Financial
Officer, President, Secretary, Treasurer
and Director (Principal Executive Officer
and Principal Accounting Officer)

Total Officers, Directors &
 Significant Shareholders as a group             22,000,000                    100%                  55%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;
     *    Any nominee for election as a director;
     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * Any relative or spouse, or relative of such spouse, of the above referenced persons;
     *    Any promoters.

FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Silver Bay Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Silver Bay Resources Inc. (An Exploration Stage Company) as of July 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period ended since inception on June 12, 2008 through July 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Bay Resources Inc. (An Exploration Stage Company) as of July 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period ended since inception on June 12, 2008 through July 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $81,440 since inception June 12, 2008 through July 31, 2008, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
--------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
August 25, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)


                                                                        As of
                                                                       July 31,
                                                                         2008
                                                                       --------
                                                                       (Audited)
Assets

Current assets
  Cash                                                                 $     --
                                                                       --------
Total current assets                                                         --

Total Assets                                                           $     --
                                                                       ========

Liabilities

Current liabilities
  Accounts payable                                                     $  1,440
                                                                       --------
Total current liabilities                                                 1,440

Long Term Liabilities
  Shareholder Loan                                                       60,000
                                                                       --------

Total Liabilities                                                      $ 61,440
                                                                       --------
Stockholders' Deficiency
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   22,000,000 Shares Issued                                              22,000
  Additional paid-in capital                                             (2,000)
  Deficit accumuated during exploration period                          (81,440)
                                                                       --------
Total stockholders deficit                                              (61,440)
                                                                       --------

Total liabilites and stockholders equity                               $     --
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)

                                                                From inception
                                                              (June 12, 2008) to
                                                                   July 31,
                                                                     2008
                                                                 -----------

Revenue                                                          $        --
                                                                 -----------

Expenses
  Recognition of an Impairment Loss (Mineral Claims)                  20,000
  Accounting & Professional Fees                                      60,600
  Filing Fees                                                            840
                                                                 -----------
Total Expenses                                                        81,440
                                                                 -----------

Provision for income tax                                                  --

Net Income (Loss)                                                $   (81,440)
                                                                 ===========

Basic & Diluted (Loss) per Common Share                               (0.004)
                                                                 -----------

Weighted Average Number of Common Shares                          22,000,000
                                                                 ===========


   The accompanying notes are an integral part of these financial statements.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                       Statements of Stockholder's Equity
                 From Inception (June 12, 2008) to July 31, 2008
                             (Stated in US Dollars)

                                                                                         Deficit
                                                                                       Accumulated
                                                Common Stock                             During
                                           ----------------------         Paid in      Exploration       Total
                                           Shares          Amount         Capital         Stage          Equity
                                           ------          ------         -------         -----          ------
Shares issued to founders -
 June 12, 2008 at $0.001 per share       22,000,000       $ 22,000       $ (2,000)      $      --       $  20,000

Net (Loss) for period                                                                     (81,440)        (81,440)
                                        -----------       --------       --------       ---------       ---------

Balance, June 30, 2008                   22,000,000       $ 22,000       $ (2,000)      $ (81,440)      $ (61,440)
                                        ===========       ========       ========       =========       =========


   The accompanying notes are an integral part of these financial statements.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)

                                                                From inception
                                                              (June 12, 2008) to
                                                                   July 31,
                                                                     2008
                                                                   --------
OPERATING ACTIVITIES
  Net income (loss)                                                $(81,440)
  Recognition of an Impairment Loss (Mineral Claims)                 20,000
  Accounts payable                                                    1,440
                                                                   --------
NET CASH USED IN OPERATING ACTIVITIES                               (60,000)

INVESTING ACTIVITES
  Purchase of mineral claim                                         (20,000)
                                                                   --------
NET CASH USED IN INVESTING ACTIVITIES                               (20,000)

FINANCING ACTIVITIES
  Shareholder Loan                                                   60,000
  Common shares issued to founders @ $0.001 per share                20,000
                                                                   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            80,000

Cash at beginning of period                                              --
                                                                   --------
CASH AT END OF PERIOD                                              $     --
                                                                   ========

CASH PAID FOR:
  Interest                                                         $     --
                                                                   ========
  Income Tax                                                       $     --

NON-CASH ACTIVITIES
  Shares issued in Lieu of Payment for Service                     $     --
                                                                   ========
  Stock issued for accounts payable                                $     --
                                                                   ========
  Stock issued for notes payable and interest                      $     --
                                                                   ========
  Stock issued for convertible debentures and interest             $     --
                                                                   ========
  Convertible debentures issued for services                       $     --
                                                                   ========
  Warrants issued                                                  $     --
                                                                   ========
  Stock issued for penalty on default of convertible debentures    $     --
                                                                   ========
  Note payable issued for finance charges                          $     --
                                                                   ========
  Forgiveness of note payable and accrued interest                 $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 12, 2008 to July 31, 2008)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on June 12, 2008.

The Company is engaged in the exploration of silver and other minerals. Efforts to date have focused on the Silver Bay Property located on Jervis Inlet, about 100km northwest of Vancouver Island.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

d. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 12, 2008 to July 31, 2008)
                             (Stated in US Dollars)


e. Assets

The company has no cash as of July 31, 2008.

f. Mineral Property

In 2008 the Company purchased mining claims located in the Jervis Inlet. About 100 km northwest of Vancouver, BC. Access is by helicopter or float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula. The Silver Bay Property comprises one MTO mineral claim containing 12 cell claim units totaling 248.686 hectares.

In accordance with FASB No. 89 paragraph 14 "Additional Disclosure by Enterprises with Mineral Resources Assets" the Company since inception (June 12,
2008) has yet to establish proven or probable mining reserves and has no quantities of proved mineral reserves or probable mineral reserves. Moreover, the Company has not purchased or sold proved or probable minerals reserves since inception. Due to the fact that we have no proven or probable mining reserves the Company will record our exploration and development costs within operating expenses, as opposed to capitalizing those costs.

g. Income

Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of July 31, 2008 and has incurred expenses of $81,440 since inception.

In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

The Company has determined that its mineral properties are to be held and used for impairment, as per SFAS 144: "Accounting for the Impairment of Long-Live Assets." Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of a long- lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 12, 2008 to July 31, 2008)
                             (Stated in US Dollars)


undisclosed cash flows expected to result from the use and eventual disposition of the asset (asset group). Our determination is based on the Company's current period operating loss combined with the Company's history of operating losses and our projection that demonstrates continuing losses associated with the mineral properties.

In accordance with FASB 144, 25, "An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as "income from operations" is presented, it shall include the amount of that loss." The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

                                                           From inception
                                                         (June 12, 2008) to
                                                              July 31,
                                                                2008
                                                              --------

Revenue                                                       $     --
                                                              --------
Expenses
  Recognition of an Impairment Loss (Mineral Claims)            20,000
  Accounting & Professional Fees                                60,600
  Filing Fees                                                      840
                                                              --------
Total Expenses                                                  81,440
                                                              --------

Provision for income tax                                            --
                                                              --------

Net Income (Loss)                                             $(81,440)
                                                              ========

h. Basic Income (Loss) Per Share

In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 12, 2008 to July 31, 2008)
                             (Stated in US Dollars)


if the additional common shares were dilutive. At July 31, 2008, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

i. Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

j. Liabilities

Liabilities are made up of current liabilities. Current liabilities include accounts payable of $1,440 as of July 31, 2008 and a loan of $60,000. The loan is interest free and has no fixed term.

Share Capital

a) Authorized:

75,000,000 common shares with a par value of $0.001

b) Issued:

The company issued to the founders 22,000,000 common shares of stock for $20,000. As of July 31, 2008, there are Twenty-two Million (22,000,000) shares issued and outstanding at a value of $0.001 per share

There are no preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

                            SILVER BAY RESOURCES INC.
                         (An Exploration Stage Company)
                      Footnotes to the Financial Statements
                 From Inception (June 12, 2008 to July 31, 2008)
                             (Stated in US Dollars)


As shown in the accompanying financial statements, the Company has incurred a net loss of $81,440 for the period from June 12, 2008 (inception) to July 31, 2008 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                  Amount
                                                               ----------
Securities and Exchange Commission Registration Fee........    $     0.39*
Audit Fees and Expenses ...................................      3,500.00
Legal Fees and Expenses ...................................     60,600.00
Transfer Agent and Registrar Fees and Expenses ............        400.00
Miscellaneous Expenses ....................................        840.00
                                                               ----------

 Total ....................................................    $65,340.39*
                                                               ==========

----------
*   Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 22,000,000 shares of common stock to the founder, Donald R. Gardner, at a price of $0.001 per share, for total proceeds of $20,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 22,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founders who are sophisticated investor. As promoters of our Company since our inception, the founders are in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

  Exhibit No.                       Description
  -----------                       -----------

     3.1            Articles of Incorporation*

     3.2            Bylaws*

     5.1            Legal Opinion of Diane Dalmy, Attorney, September 2008*

    10.1            Asset Purchase Agreement*

    23.1            Consent of Moore and Associates, August 2008*

----------
*  Filed Herein

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Dallas, Texas, on September 16, 2008.

                           SILVER BAY RESOURCES INC.


                           By: /s/ Donald R. Gardner
                               -------------------------------------------------
                               Donald R. Gardner,
                               Chief Executive Officer, Chief Financial Officer, (Principal Executive Officer and
                               Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

     Signature                                 Title                                  Date
     ---------                                 -----                                  ----


/s/ Donald R. Gardner              Chief Executive Officer,                     September 16, 2008
------------------------------     Chief Financial Officer, President,
Donald R. Gardner                  Secretary, Treasurer and Director
                                   (Principal Executive Officer and
                                   Principal Accounting Officer)

                                  EXHIBIT INDEX

  Exhibit No.                       Description
  -----------                       -----------

     3.1            Articles of Incorporation*

     3.2            Bylaws*

     5.1            Legal Opinion of Diane Dalmy, Attorney, September 2008*

    10.1            Asset Purchase Agreement*

    23.1            Consent of Moore and Associates, August 2008*

----------
*  Filed Herein